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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549



                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)

                                March 14, 2001
                      ___________________________________

                                Universe2U Inc.
     ____________________________________________________________________
            (Exact name of registrant as specified in its chapter)

                                    Nevada
                           _________________________
                (State or other jurisdiction of incorporation)


                                   333-86331
                           _________________________
                           (Commission File Number)


                                  88-0433489
                              ___________________
                       (IRS Employer Identification No.)


                     30 West Beaver Creek Rd. - Suite 109
                        Richmond Hill, Ontario, Canada
                         _____________________________
                   (Address of principal executive offices)


                                    L4B 3K1
                        ______________________________
                                  (Zip Code)


                                (905) 881-3284
                               _________________
             (Registrant's telephone number, including area code)
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Item 5.  Other Events.

On March 13, 2001, Universe2U Inc. (the "Company") executed a private equity line term sheet (the "Term Sheet") with Dominion Fixed Income Plus Investments Limited, a British Virgin Islands corporation (the "Investor") for the purchase of the Company's common stock up to $35 million dollars (the "Commitment Value"). The Company and Investor have agreed to execute an irrevocable Investment Agreement in accordance with the following terms and conditions (the "Equity Line").

The securities to be purchased under the equity line shall be issued pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act. Such securities may not be re-sold by the Investor absent the effectiveness of a registration statement or an applicable exemption from registration requirements. The Investor commits to purchase securities under the Equity Line and shall only re-sell the securities under a qualified prospectus. The Company shall put Common Stock (each, a "Put") to the Investor, subject to an effective Registration Statement, ending twenty four (24) months from the effective date of the Registration Statement. The date of each Put is referred to as the "Put Date." The Investor shall purchase the Company's Common Stock for each Put at a purchase price of 90% of the Market Price (the "Purchase Price"). The "Market Price" shall equal the lower of: (a) the average closing price of the Company's Common Stock during the five (5) business days following each Put Date ("Pricing Period") or (b) the price of the Company's Common Stock as of the date immediately preceding the date of execution of each Put period hereof, but
(c) shall in no event at any time be greater than 110% of the closing price of the Company's Common Stock as of the Put Date. If the Market Price is less than 25% of the closing price of the Company's Common Stock on the Put Date (a "Market Out Put"), the Company may, at its sole discretion, cancel such Put by prompt notice to the Investor. The Company shall have no obligation to sell such Market Out Put shares to the Investor after a Market Out cancellation. Any such Market Out cancellation shall be effective solely with respect to the referenced Market Out Put shares and shall have no effect on any other terms or conditions of the Equity Line. The amount of Common Shares sold to the Investor in each Put shall not exceed a share Volume Limitation equal to 15% of the aggregate trading volume of the Common Stock traded on the Company's primary exchange during any Pricing Period for such Put ("Volume Limitation").

The Company has agreed to pay a Commitment Fee to the Investor in cash, or cash equivalent, equal to one percent (1%) of Commitment Value, payable upon receipt of the funds from the first Put. The Company may, at its sole discretion, pay such fee in Common Stock as to which the number of shares shall be determined using a stock price equal to the Market Price for the first Put. In addition, for each Put, the Investor shall receive a warrant exercisable for an amount of shares equal to 25% of the number of shares purchased under such Put. The exercise price for each such warrant shall be the same as the Purchase Price of the shares purchased under such Put.

The Equity Line Agreement is subject to customary due diligence and execution of mutually acceptable definitive documentation on the part of the Investor. In the event that the Investor notifies the Company in writing during, or upon completion of, such initial diligence that the Investor elects not to proceed with the obligations under the Term Sheet (a "Due Diligence Notice"), the Equity Line shall terminate with no further obligation on the part of the Investor. Upon completion of the Initial Diligence, Investor's Counsel shall prepare all legal documentation required to close the Equity Line transaction (the "Closing Documents"). During the three (3) business day period following the date of receipt of the Closing Documents by the Company (the "Document Review Period"), Company and its legal counsel shall review the Closing Documents and negotiate any necessary modifications with the Investor's legal counsel. Should the Company wish to reject the Closing Documents (as modified by mutual agreement), the Company shall provide to the Investor written notice of such rejection (an "Unacceptable Document Notice") prior to the close of business on the last day of the Document Review Period, in which case the Equity Line Commitment by the Investor shall be terminated. If the Company does not deliver an Unacceptable Document Notice to the Investor prior to the expiration of the Document Review Period, the Closing Documents shall be deemed accepted by the Company.

The Company shall file a Registration Statement within 30 days of the Closing, providing for resale of the Common Stock to be issued under the Equity Line and the Common Stock underlying the Purchase Warrants. Such Registration Statement shall be effective 45 days after the Closing. If the Registration Statement is not filed or not effective within the foregoing respective time periods, the principal value registered thereunder shall be
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subject to interest payment to Investor at a rate of 0.1% per day which shall accrue and be payable to the Investor for each calendar day on which the Company is in default of such filing and/or effectiveness of Registration. The Company shall maintain the effectiveness of such Registration Statement for such time as any shares of Common Stock issued to the Investor under the Equity Line remain outstanding that cannot be sold by Investor under Rule 144(k). The shares underlying the Warrants shall (i) be included in the Registration Statement by the Company, (ii) include anti-dilution provisions due to dilutive stock issuances and (iii) shall have a 5-year term.

In the event the Company fails to Put to the Investor 15% of the Commitment Value during each twelve-month period of the Equity Line term, the Company shall pay to the Investor a Non Usage Fee equal to $100,000, less 10% of the dollar amount Put to Investor during the twelve-month period. If the average closing price of the Company's Common Stock over any twelve-month period during the term of the Equity Line is less than 50% of the closing price of the Company's Common Stock as of the date of execution hereof, the Non-Usage Fee shall be waived and shall not apply for such twelve-month period. The Company may cancel the Equity Line at any time. In the event the Company fails to have sold to the Investor a minimum of $2,000,000 at any time prior to cancellation, the Company shall pay to the Investor a Non Usage Fee equal to $200,000, less 10% of the dollar amount sold to the Investor during the period prior to cancellation. If the average closing price of the Company's Common Stock for the period from the date of the Company's execution of the Term Sheet until the cancellation date is less than 50% of the closing price of the Company's Common Stock as of date of execution hereof, the cancellation fee shall be reduced to $100,000, less 10% of the dollar amount sold to the Investor during the period prior to cancellation.

The Company shall cover all reasonable fees, costs and expenses of the Investor's counsel in connection with the Investor's due diligence, drafting of definitive documentation, coordination of each Put and review of the Registration Statement and any amendments.

The following conditions must be met on the closing of each Put, unless otherwise mutually agreed between the Investor and the Company: the Common Stock shall be trading on the New York Stock Exchange, American Stock Exchange, or NASDAQ Market System (including NASDAQ National and/or Small cap) or OTC Bulletin Board System; at least 20 business days shall have passed since the last Pricing Period End Date of the prior Put (unless waived by Investor); the Company shall have given to the Investor a minimum of 20 business days' notice prior to each Put (unless waived by the Investor) specifying the approximate amount of Common Shares for such prospective Put; a Registration Statement is effective for the resale of the Common Stock; and, no material changes shall have occurred with respect to the Company's operations, financial condition, corporate existence, capitalization, stock trading price, trading volume, regulatory authorization to trade Company stock; or material changes in capital market conditions generally.

Prior to providing notice to each Put, the Company shall advise the Investor of material changes that have occurred with respect to the Company's operations, financial condition, corporate existence, capitalization and regulatory authorization to trade the Company's stock. With respect to all of the foregoing and during the effectiveness of the Registration Statement referenced above, the Company shall permit reasonable continuing due diligence and monitoring by the Investor, and in connection thereof the Investor may, at its sole discretion, require the Company and its counsel to deliver officers' certificates and legal opinions to the Investor's sole satisfaction.

The Company and the Investor have supplementally agreed that from the date of inception of the Equity Line, the sale or issuance by the Company of Common Stock and warrants under the Equity Line that are issued at a price less than the greater of book or market value together with sales by officers, directors, or substantial shareholders of the Company shall not exceed (a) 20% or more of the Common Stock or 20% or more of the voting power outstanding before inception of the Equity Line or (b) 20% or more of the Common Stock or 20% or more of the voting power outstanding before an issuance under the Equity Line for less than the greater of book or market value of the Common Stock.

Under the terms agreed upon with the Investor, all draws on the Equity Line may be made at the sole discretion of the Company. The Company intends to use the proceeds from the Equity Line for general corporate and operating purposes.
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         UNIVERSE2U INC.


Date:   March 14, 2001                    By: /s/ Kim Allen
        -------------------                  -------------------------------
                                              Kim Allen
                                              Chief Executive Officer